Exhibit 10.35

EXECUTION COPY

(FOR DISCUSSION ONLY, SUBJECT TO SENIOR MANAGEMENT APPROVAL AND FINAL EXECUTION BY BOTH PARTIES)

[*] Viral Inhibitor

[*]

LICENSE

and

RESEARCH COLLABORATION

AGREEMENT

between

MERCK & CO., INC.

and

SUNESIS PHARMACEUTICALS, INC.

LICENSE AND RESEARCH COLLABORATION AGREEMENT

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [*].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

LICENSE AND RESEARCH COLLABORATION AGREEMENT

This LICENSE AND RESEARCH COLLABORATION AGREEMENT (the “Agreement”), effective as of July 22, 2004 (the “Effective Date”), is made by and between Sunesis Pharmaceuticals, Inc., a Delaware corporation, having a principal place of business at 341 Oyster Point Boulevard, South San Francisco, CA 94080 (“Sunesis”), and Merck & Co., Inc., a New Jersey corporation, having a principal place of business at One Merck Drive, Whitehouse Station, NJ 08889-0100 (“Merck”).  Sunesis and Merck are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

A.                                   Sunesis has developed Sunesis Core Technology (as hereinafter defined) and Sunesis Inhibition Mode Know-How (as hereinafter defined) and has rights to Sunesis Inhibition Mode Patents (as hereinafter defined);

B.                                     Merck is a leader in the research and development of pharmaceutical products;

C.                                     Merck and Sunesis desire to enter into a license and research collaboration upon the terms and conditions set forth herein;

D.                                    Merck desires to obtain a license under the Sunesis Core Technology and to obtain rights to Sunesis Inhibition Mode Technology upon the terms and conditions set forth herein and Sunesis desires to grant such a license and to transfer such rights to Merck;

NOW, THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

ARTICLE 1—DEFINITIONS

As used herein, the following terms will have the meanings set forth below:

1.1                                 “Affiliate” means (i) any corporation or other business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by Merck or Sunesis; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of Merck or Sunesis; or (iii) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or business entity described in (i) or (ii), in each case, for so long as such corporation or business entity meets the requirements in (i), (ii) or (iii) above.  Notwithstanding the foregoing, it is understood and agreed that, for purposes of Sections 1.37, 1.38 and 8.1.1 as they relate to Sunesis Inhibition Mode Technology, an entity shall not be deemed to be an Affiliate of a Party where such entity meets the requirements in (ii) or (iii) above as a result of a Change of Control (as that term is defined in Section 14.3 below) that takes place after the Effective Date.

1.2                                 “[*] Lead” means any Program Compound that is approved by Merck in its sole discretion as an [*] Lead in accordance with Section 2.6.

1.3                                 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.4                                 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.5                                 “Combination Product” means a Product which includes one or more active ingredients other than a Program Compound in addition to a Program Compound.  All references to Product in this Agreement shall be deemed to include Combination Product.

1.6                                 “Control” or “Controlled” means with respect to any item of or right under know-how or intellectual property rights, the possession of (whether by ownership or license, other than pursuant to this Agreement) the ability of Sunesis or its Affiliate to grant a license, sublicense or assignment of such item or right as provided for herein without (i) violating the terms of any agreement or other arrangement with, or the enforceable rights of, any Third Party existing at the time Sunesis or its Affiliate would be required hereunder to grant Merck such license, sublicense or assignment, or (ii) incurring an obligation to pay any royalties or license fees to any Third Party based solely upon (A) the grant of such license, sublicense or assignment to Merck, or (B) the exercise of such rights by Merck.  Sunesis represents that, as of the Effective Date, there are no items of know-how or intellectual property rights for which the licenses, sublicenses or assignments set forth in this Agreement would result in Sunesis or its Affiliate incurring an obligation under (ii) above.

1.7                                 “Criteria” means the [*] Lead Criteria, Viral Inhibitor Lead Criteria, Lead Compound Criteria and Pre-Clinical Candidate (“PCC”) Criteria as defined below.

1.7.1                        “[*] Lead Criteria” means (i) those criteria set forth in Exhibit 1.7.1 hereto, and/or (ii) such other criteria that are agreed in writing by the Parties, which are required to be demonstrated from the testing of a compound in order for such compound to be deemed an [*] Lead.

1.7.2                        “Viral Inhibitor Lead Criteria” means (i) those criteria set forth in Exhibit 1.7.2 hereto, and/or (ii) such other criteria that are agreed in writing by the Parties, which are required to be demonstrated from the testing of a compound in order for such compound to be deemed a Viral Inhibitor Lead.

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.7.3                        “Lead Compound Criteria” means (i) those criteria set forth in Exhibit 1.7.3 hereto, and/or (ii) such other criteria that are agreed in writing by the Parties, which are required to be demonstrated from the testing of a compound in order for such compound to be deemed a Lead Compound.

1.7.4                        “PCC Criteria” means those criteria set forth in Exhibit 1.7.4 hereto which are required to be demonstrated from the testing of a compound in order for such compound to be deemed a PCC.

1.8                                 “[*]” means that certain [*] of the [*] that is required to [*] into [*] in the [*] of a [*].

1.9                                 “IND-Enabling GLP Toxicology Studies” means genotoxicity, acute toxicology, and sub-chronic toxicology studies using “Good Laboratory Practices” for obtaining approval from a Regulatory Agency to administer the Product to a human.

1.10                           “Joint Research Program Know-How” means all technology, information, and material, including, but not limited to, inventions, discoveries, know-how, processes, methods, protocols, formulas, data, and trade secrets, patentable or otherwise, made or developed jointly by personnel of Sunesis and Merck, their respective Affiliates or Third Parties acting on their behalf (i) in the course of the Research Program during the Research Program Term, or (ii) within [*]  ([*]) years of the conclusion of the Research Program Term in the course of activities directed to discovery, research or development relating to the Target.

1.11                           “Joint Research Program Patents” mean all patents, patent applications, invention disclosures, certificates of invention and applications for certificates of invention, the subject of which is an invention made jointly by personnel of Merck and Sunesis, their respective Affiliates or Third Parties acting on their behalf (i) in the course of the Research Program during the Research Program Term, or (ii) within [*] ([*]) years of the conclusion of the Research Program Term in the course of activities directed to discovery, research or development relating to the Target;  as well as any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions, supplementary protection certificates, and other governmental actions which extend any of the patent applications, patents, invention disclosures, certificates of invention or certificate of invention applications relating to the above, and all foreign counterparts to any of the foregoing.

1.12                           “Lead Compound” means any Program Compound that is approved by Merck in its sole discretion as a Lead Compound in accordance with Section 2.6.

1.13                           “Major Territories” mean any of France, Germany, Italy, Japan or the United Kingdom.

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.14                           “Merck Research Program Know-How” means all technology, information, and material, including, but not limited to, inventions, discoveries, know-how, processes, methods, protocols, formulas, data, and trade secrets, patentable or otherwise, made or developed solely by personnel of Merck, its Affiliates or Third Parties acting on their behalf (i) in the course of the Research Program during the Research Program Term, or (ii) within [*] ([*]) years of the conclusion of the Research Program Term in the course of activities directed to discovery, research or development relating to the Target.

1.15                           “Merck Research Program Patents” mean all patents, patent applications, invention disclosures, certificates of invention and applications for certificates of invention,the subject of which is an invention made solely by personnel of Merck, its Affiliates or Third Parties acting on their behalf (i) in the course of the Research Program during the Research Program Term, or (ii) within [*] ([*])  years of the conclusion of the Research Program Term in the course of activities directed to discovery, research or development relating to the Target;  as well as any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions, supplementary protection certificates, and other governmental actions which extend any of the patent applications, patents, invention disclosures, certificates of invention or certificate of invention applications relating to the above, and all foreign counterparts to any of the foregoing.

1.16                           “NDA” or “MAA” means a New Drug Application (or its equivalent), as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding or similar application or submission for Regulatory Approval of a Product filed with a Regulatory Authority to obtain marketing approval in that country or in that group of countries.

1.17                           “Net Sales” means the invoice price of Products sold by Merck, its Affiliates, or Sublicensees to the first Third Party, after deducting, if not previously deducted, from the amount invoiced or received:

(a)                                  a fixed amount equal to five percent (5%) of the amount invoiced to cover bad debt, sales or excise taxes, early payment discounts, transportation and insurance, custom duties, and other governmental charges;

(b)                                 sales commissions paid to Third Party distributors and/or selling agents (excluding sales commissions paid for sales made in the United States, Australia, Japan, and the countries of the European Union);

(c)                                  trade and quantity discounts other than early pay cash discounts;

(d)                                 rejections, returns, rebates, chargebacks and other allowances or credits; and

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(e)                                  retroactive price reductions that are actually allowed or granted.

Sales among Merck, its Affiliates and their respective Sublicensees for resale shall be excluded from the computation of Net Sales, to the extent that (i) the subsequent resale is included within Net Sales, or (ii) such sales relate to products that are transferred or otherwise disposed of without charge as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purposes).

With respect to sales of Combination Products, Net Sales shall be calculated on the basis of the invoice price of Product(s) containing the same strength of Program Compound sold without other active ingredients.  In the event that Product is sold only as a Combination Product, Net Sales shall be calculated on the basis of the invoice price of the Combination Product multiplied by a fraction, the numerator of which shall be the inventory cost of Program Compound and the denominator of which shall be the inventory cost of all of the active ingredients in the Combination Product.  Inventory cost shall be determined in accordance with the Party’s regular accounting methods, consistently applied.  The deductions set forth in paragraphs (a) through (e) above will be applied in calculating Net Sales for a Combination Product.  In the event that Product is sold only as a Combination Product and either Party reasonably believes that the calculation set forth in this Paragraph does not fairly reflect the value of the Product relative to the other active ingredients in the Combination Product, the Parties shall negotiate, in good faith, other means of calculating Net Sales with respect to Combination Products.

1.18                           “[*]” means a protein, small molecule or other compound specifically directed at the Target which [*] the [*] or [*] of the Target at a [*] equal to or greater than the [*] with which such protein, small molecule or other compound directly [*] by the Target, in each case as measured in both an [*] assay and an assay of [*] cells.  Within ninety (90) days of the Effective Date, the Parties shall mutually agree on parameters and appropriate laboratory procedures necessary to objectively determine the foregoing inhibition characteristics to determine whether a particular protein, small molecule or other compound is a [*] Inhibitor, including the relevant [*] and [*] assays, and assay conditions and criteria related thereto.  All determinations of whether a particular protein, small molecule or other compound is a [*] Inhibitor shall be made in accordance with such parameters, and such parameters shall be amended only upon written agreement of the Parties.

1.19                           “PDRC” means Merck’s Preclinical Development Review Committee or any successor committee that performs the same functions.

1.20                           “Phase I” means human clinical trials, the principal purpose of which is preliminary evaluation of safety and/or pharmacokinetic effect of a Product in human subjects or that would otherwise satisfy the requirements of 21 C.F.R. §312.21(a).

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.21                           “Phase II” means human clinical trials conducted on a limited number of patients for the purpose of preliminary evaluation of the effectiveness of a Product for a particular indication or indications in human subjects with the disease or indication under study or that would otherwise satisfy the requirements of 21 C.F.R. 312.21(b).

1.22                           “Phase III” means pivotal human clinical trials the results of which could be used to establish safety and efficacy of a Product as a basis for Regulatory Approval or that would otherwise satisfy the requirements of 21 C.F.R. §312.21(c).

1.23                           “Pre-Clinical Candidate” or “PCC” means any Program Compound that is approved by Merck in its sole discretion as a PCC in accordance with Section 2.6.

1.24                           “Product” means any preparation in final form for sale by prescription, over-the-counter or any other method, for any and all uses, which contains a Program Compound, including without limitation a Combination Product.

1.25                           “Program Compound” means any chemical entity that: (i) is a protein, small molecule, or other compound, (ii) is made, identified or discovered by or under authority of either Party or their respective Affiliates (A) pursuant to work conducted under the Research Program during the Research Program Term, or (B) during the period from the Effective Date until the [*] ([*]) anniversary of the end of the Research Program Term in the course of activities directed to the discovery, research or development relating to the Target, and (iii) inhibits the Target through the Sunesis Inhibition Mode.

1.26                           “Regulatory Agency” means any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a Product in the Territory, including the United States Food and Drug Administration and any successor governmental authority having substantially the same function.

1.27                           “Regulatory Approval” means any approval (including without limitation all applicable pricing and governmental reimbursement approvals) from the relevant Regulatory Agency necessary for the marketing and sale of a Product in the applicable country.

1.28                           “Research Program” means the activities undertaken by or under authority of Merck, which may include input from Sunesis and the Sunesis Principal Consultant, to discover and develop Program Compounds as set forth in Article 2 below and in the Research Plan.

1.29                           “Research Program Know-How” means Merck Research Program Know-How, Sunesis Research Program Know-How, and Joint Research Program Know-How.

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.30                           “Research Program Patents” mean Merck Research Program Patents, Sunesis Research Program Patents, and Joint Research Program Patents.

1.31                           “Research Program Technology” means Research Program Know-How and Research Program Patents.

1.32                           “Research Program Term” means the period commencing on the Effective Date and ending on the later of (i) the third anniversary of the Effective Date, or (ii) if extended in accordance with Section 2.4 below, the end of such extension period; provided that, the Research Program Term shall in all events terminate upon an earlier termination of the Agreement in accordance with Article 12 below.

1.33                           “Sublicensee” means, with respect to a particular Product, a Third Party to whom Merck has granted a right to make and sell or sell such Product, but shall not include distributors (i.e., distributors that are not responsible for marketing or promotion of such Product).

1.34                           “Sunesis Background Technology” means all patents, patent applications, invention disclosures, certificates of invention and applications for certificates of invention, Controlled by Sunesis or its Affiliates as of the Effective Date and/or during the term of the Agreement, that (i) are necessary or useful to Merck in the research, development, or commercialization of compounds that inhibit the Target (including but not limited to Program Compounds and Products), and (ii) are not Sunesis Inhibition Mode Patents, Research Program Patents or within the Sunesis Core Technology; as well as any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions, supplementary protection certificates, and other governmental actions which extend any of the patent applications, patents, invention disclosures, certificates of invention or certificates of invention applications above, and all foreign counterparts to any of the foregoing.

1.35                           “Sunesis Core Technology” mean all patents, patent applications, invention disclosures, certificates of invention and applications for certificates of invention, owned or Controlled by Sunesis or its Affiliates as of the Agreement’s Effective Date and/or during the term of the Agreement (as described in Exhibit 1.35 hereto), and all information, materials and other subject matter, and improvements thereof, relating to (i) mutants or the use thereof in screening, (ii) the use of novel protein engineering techniques and their application in drug discovery, (iii) target-directed fragment discovery and maturation to produce drug leads, including monophores, extenders and fragments, and monophore, extender and fragment libraries for such purposes, (iv) covalent tethering and techniques related thereto (e.g., NMR, X-ray, mass spec. AUC, Biacore) and its use to discover fragments and test binding hypotheses of fragments and leads, or (v) dynamic and other combinatorial chemistries related to proteins, as well as any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions, supplementary protection certificates, and other governmental actions which extend any of the patent applications, patents, invention disclosures, certificates of invention or certificates of invention applications above, and all foreign counterparts to any of the foregoing.  Notwithstanding the foregoing, Sunesis Core Technology shall exclude all Sunesis Inhibition Mode Technology and Research Program Technology.

1.36                           “Sunesis Inhibition Mode” means inhibition of the Target with [*] Inhibitors which are derivatives of small molecules or drug fragments disclosed to Merck in the Sunesis Core Technology or the Sunesis Inhibition Mode Technology.

1.37                           “Sunesis Inhibition Mode Know-How” means all technology, information, and material, including, but not limited to, inventions, discoveries, know-how, processes, methods, protocols, formulas, data, and trade secrets, patentable or otherwise, which, as of the Agreement’s Effective Date and/or during the term of the Agreement, is in the Control of Sunesis and/or its Affiliates, and which: (1) specifically relate to small molecules or drug fragments that utilize the Sunesis Inhibition Mode, or (2) (a) are necessary or useful to Merck in connection with the Research Program and/or in the research, development, or commercialization of Products and (b) specifically relate to the Sunesis Inhibition Mode.

1.38                           “Sunesis Inhibition Mode Patents” mean all patents, patent applications, invention disclosures, certificates of invention and applications for certificates of invention, owned or Controlled by Sunesis or its Affiliates as of the Agreement’s Effective Date and/or during the term of the Agreement, which: (1) specifically relate to small molecules or drug fragments that utilize the Sunesis Inhibition Mode, or (2) (a) are necessary or useful to Merck in connection with the Research Program and/or for the research, development, or commercialization of Products and (b) specifically relate to the Sunesis Inhibition Mode; as well as any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions, supplementary protection certificates, and other governmental actions which extend any of the patent applications, patents, invention disclosures, certificates of invention or certificates of invention applications above, and all foreign counterparts to any of the foregoing.

1.39                           “Sunesis Inhibition Mode Technology” means Sunesis Inhibition Mode Patents and Sunesis Inhibition Mode Know-How.

1.40                           “Sunesis Research Program Know-How” means all technology, information, and material, including, but not limited to, inventions, discoveries, know-how, processes, methods, protocols, formulas, data, and trade secrets, patentable or otherwise, made or developed solely by personnel of Sunesis, its Affiliates or Third Parties acting on their behalf (i) in the course of the Research Program during the Research Program Term, or (ii) within [*] ([*]) years of the conclusion of the Research Program Term in the course of activities directed to discovery, research or development relating to the Target.

1.41                           “Sunesis Research Program Patents” means all patents, patent applications, invention disclosures, certificates of invention and applications for certificates of invention,the subject of which is an invention made solely by personnel of Sunesis, its Affiliates or Third Parties acting on their behalf (i) in the course of the Research Program during the Research Program Term, or (ii)

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

within [*] ([*]) years of the conclusion of the Research Program Term in the course of activities directed to discovery, research or development relating to the Target; as well as any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions, supplementary protection certificates, and other governmental actions which extend any of the patent applications, patents, invention disclosures, certificates of invention or certificates of invention applications relating to the above, and all foreign counterparts to any of the foregoing.

1.42                           “Target” means [*].

1.43                           “Territory” means all of the countries of the world.

1.44                           “Third Party” means any person or entity other than Sunesis, Merck, and their Affiliates.

1.45                           “UC Patents” means those patents, patent applications, invention disclosures, certificates of invention and applications for certificates of invention within the Sunesis Core Technology set forth in Section 1 of Exhibit 1.35 hereto; as well as any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions, supplementary protection certificates, and other governmental actions which extend any of the patent applications, patents, invention disclosures, certificates of invention or certificates of invention applications above, and all foreign counterparts to any of the foregoing.

1.46                           “Valid Patent Claim” means a claim of an issued and unexpired composition of matter patent within the Sunesis Core Technology, Sunesis Inhibition Mode Patents or Research Program Patents, which has not been revoked or held unenforceable, invalid or unpatentable by a court or other government body having competent jurisdiction in a decision from which no appeal can or has been taken, and which has not been rendered unenforceable through disclaimer.

1.47                           “Viral Inhibitor Lead” means any Program Compound that is approved by Merck in its sole discretion as a Viral Inhibitor Lead in accordance with Section 2.6.

1.48                           Additional Terms.  In addition to the foregoing, the following terms shall have the meaning defined in the corresponding Section below:

Term	Section Defined
“AAA”	13.1.1
“Annual License Fee”	5.1.2
“Change of Control”	14.3
“Code”	12.3
“Competitive Product”	5.5.3

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Term	Section Defined
“Confidential Information”	9.1
“Controlling Party”	8.4.4
“Discontinued Compound”	5.4.2
“Excluded Claim”	13.1.6
“Exclusivity Period”	2.5
“First Commercial Sale”	5.6
“Know-How Royalty”	5.5.2
“Liabilities”	11.1
“Merck Indemnities”	11.2
“Patent Royalty”	5.5.1
“Principal Consultant”	2.2
“Research Plan”	2.3
“Sunesis Indemnities”	11.1
“Technology Access Fee”	5.1.1
“Third Party Payments”	5.5.4

ARTICLE 2—RESEARCH PROGRAM

2.1                                 General; Conduct of Research.  Sunesis, the Principal Consultant and Merck shall engage in the Research Program upon the terms and conditions set forth herein.  Sunesis agrees to dedicate to the Research Program a Principal Consultant as provided in Section 2.2.  During the Research Program Term, each Party shall keep the other Party informed of its progress and material results in performing the Research Program.

2.2                                 Principal Consultant.  For the duration of the Research Program Term, Sunesis shall make the services of a principal consultant available to Merck to assist with the Research Program (the “Principal Consultant”) and such individual shall be available to devote no fewer than [*] ([*]) hours per calendar month to the Research Program as reasonably requested by Merck, provided that the Principal Consultant shall not be obligated to devote more than [*] ([*]) hours in any calendar month.  It is understood and agreed that the Principal Consultant shall travel to Merck facilities to perform such services as reasonably requested by Merck, provided that the Principal Consultant shall not be required to travel to Merck facilities more than once per Calendar Quarter.  The Principal

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Consultant to be provided by Sunesis shall be [*].  If [*] is not able to serve as the Principal Consultant or if he leaves Sunesis’ employ, then Sunesis shall notify Merck immediately and a replacement shall be selected subject to Merck’s approval.  Sunesis agrees that any Principal Consultant which it proposes to Merck shall have sufficient skills and experience as are required to fulfill its obligations under the Research Program in accordance with the terms of this Agreement, including any exhibits hereto.

2.3                                 Research Plan.  The Parties will conduct the Research Program in accordance with a written plan approved by Merck with input of Sunesis (the “Research Plan”).  The Research Plan shall establish: (i) the scope of the research activities which will be performed; (ii) the research objectives, work plan activities and schedules with respect to the Research Program; and (iii) the respective obligations of the Parties with respect to the Research Program.  The Research Plan shall be reviewed on an ongoing basis and may be amended in writing by Merck from time-to-time as it deems necessary or appropriate, provided that Merck shall not have the authority to make any amendment to the Research Plan that increases the ongoing obligations of the Principal Consultant or Sunesis except as mutually agreed in writing.  The initial Research Plan shall be completed within thirty (30) days of the Effective Date and shall be attached hereto as Exhibit 2.3.

2.4                                 Term of Research Program.  The Research Program shall continue for an initial period of three (3) years after the Effective Date.  Merck may extend the Research Program Term for one additional one (1) year period with Sunesis’ approval; provided that Merck gives Sunesis written notice of its desire to extend the term at least ninety (90) days before the end of the initial three-year Research Program Term.  In addition, Merck shall have the right to terminate the Research Program and/or this Agreement, effective on the eighteen (18) month anniversary of the Effective Date, by providing Sunesis with ninety (90) days’ written notice as specified in Section 12.4.

2.5                                 Exclusivity.  Unless otherwise agreed by the Parties in writing, during the period from the Effective Date until the time that Merck or its Affiliates cease researching, developing and/or commercializing compounds which inhibit the Target which utilize the Sunesis Inhibition Binding Mode (including but not limited to Program Compounds and/or Products) (the “Exclusivity Period”), Sunesis and its Affiliates shall not knowingly collaborate or otherwise cooperate with a Third Party or perform screening or other research for its own account outside the Research Program for the purpose of identifying compounds which inhibit the Target.  For the avoidance of doubt, the Parties agree that, during the Exclusivity Period, Sunesis and its Affiliates shall not grant any rights to Third Parties to perform research activities directed at identifying compounds which inhibit the Target.  The Parties agree that nothing in this Agreement and particularly in this Section 2.5 shall in any way limit Merck from acquiring, from a party other than Sunesis, a compound which inhibits the Target and that no milestones nor royalties shall be owed to Sunesis with regard to such compound unless the compound inhibits the Target through the Sunesis Inhibition Mode and otherwise satisfies the definition of Program Compound set forth in Section 1.25 above and the conditions required for payment under Article 5.

2.6                                 Designation of [*] Leads, Viral Inhibitor Leads, Lead Compounds and PCCs.  The Parties have established Criteria, set forth in Exhibits 1.7.1, 1.7.2, 1.7.3, and 1.7.4, for the nomination of Program Compounds as [*] Leads, Viral Inhibitor Leads, Lead Compounds or PCCs, respectively.  Based upon the Criteria, Merck shall consider Program Compounds as [*] Leads, Viral Inhibitor Leads, Lead Compounds or PCCs and, upon approval by Merck in writing to Sunesis, such Program Compound shall be deemed an [*] Lead, Viral Inhibitor Lead, Lead Compound or PCC, as the case may be.  During the Research Program Term, Merck may approve, or withhold its approval of, the designation of any Program Compound as a Lead Compound or as a PCC in Merck’s sole discretion, whether or not such Program Compound meets the Criteria, and a Program Compound shall not be deemed a Lead Compound or PCC unless so approved by Merck except as set forth in this Section 2.6.  In addition to the foregoing, following the end of the Research Program Term and continuing until the expiration or termination of the Agreement, Merck may approve, in its sole discretion, the designation of any Program Compound as a PCC, provided such Program Compound meets the PCC Criteria.  Notwithstanding anything else in this Section 2.6, it is understood and agreed that, if Merck undertakes IND–Enabling GLP Toxicity Studies with respect to a particular Program Compound, such Program Compound shall be deemed designated and approved by Merck as an [*] Lead, a Viral Inhibitor Lead, a Lead Compound and a PCC for the purposes of Section 5.2 below, in each case to the extent such Program Compound has not already been so designated and approved by Merck.

2.7                                 Research Records.  Sunesis and Merck shall maintain records of the Research Program (or cause such records to be maintained) in sufficient detail and in good scientific manner, in accordance with the standards used in the pharmaceutical industry for drug discovery and development, and appropriate for patent and regulatory purposes as will properly reflect all work done and results achieved in the performance of the Research Program.  During the Research Program Term, and for three (3) years thereafter, Sunesis shall provide Merck with access to such records, upon request, during ordinary business hours.

ARTICLE 3—MANAGEMENT

3.1                                 Oversight and Meetings.  Merck shall oversee, review and recommend direction of the Research Program.  During the Research Program Term, the Principal Consultant and personnel at Merck responsible for the Research Program shall meet at least quarterly or at a frequency as agreed by the Parities, to discuss the status of the Research Program, at such locations as the Parties agree or by means of teleconference, videoconference or other similar communications equipment, and will otherwise communicate by telephone, electronic mail, facsimile and/or videoconference.  With the prior written consent of the Parties, other representatives of Sunesis or Merck may attend the meetings as nonvoting observers.  Each Party shall be responsible for all of its own expenses associated with attendance of such meetings.

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3.2                                 Decision-Making.  Merck shall have final decision-making authority with regard to all issues relating to the Research Program, except as set forth in Sections 1.17 and 2.3 above.

ARTICLE 4—LICENSES

4.1                                 License Grant.

4.1.1                        License under the Research Program Technology and Sunesis Inhibition Mode Technology.  Subject to the terms and conditions of this Agreement, Merck hereby grants to Sunesis a worldwide, non-exclusive license under the Research Program Technology and Sunesis Inhibition Mode Technology solely to perform its obligations under the Research Program as specifically provided in the Research Plan.

4.1.2                        License under Sunesis Core Technology.  Subject to the terms and conditions of this Agreement, Sunesis hereby grants to Merck and its Affiliates a worldwide, non-exclusive license under the Sunesis Core Technology (and any improvements thereto) to research, develop, make, have made, use, import, offer for sale, sell, have sold or otherwise exploit compounds that inhibit the Target (including but not limited to Program Compounds) and/or Products in the Territory.

4.1.3                        License under Sunesis Background Technology.  Subject to the terms and conditions of this Agreement, Sunesis hereby grants to Merck and its Affiliates a worldwide, non-exclusive license under the Sunesis Background Technology to research, develop, make, have made, use, import, offer for sale, sell, have sold or otherwise exploit compounds that inhibit the Target (including but not limited to Program Compounds) and/or Products in the Territory.

4.2                                 Sublicenses.  Subject to the terms and conditions of this Agreement, Merck and its Affiliates shall have the right to sublicense the rights granted in Sections 4.1.2 and 4.1.3 (i) to a Third Party contract research organization (“CRO”) where Merck retains all commercialization rights to compounds produced by the CRO, (ii) to Third Parties for the purposes of a bona fide research or development collaboration with such Third Party, where Merck remains substantially involved in the performance of the research or development with such Third Party collaborator, and (iii) to Third Parties for the purpose of commercializing a Product developed in substantial part by Merck, in each case provided such Third Party agrees in writing carrying out aspects of Merck’s or its Affiliates’ efforts on Merck’s or its Affiliates’ behalf and who agree to be bound by the terms and conditions of this Agreement.  Within sixty (60) days following Merck’s grant of a sublicense to a Sublicensee to make and sell or to sell a Product, Merck shall provide Sunesis with the identity of the Sublicensee and the rights granted with respect thereto for each Product and territory, sufficient to allow Sunesis to verify the amounts due under Article 5.  Each sublicense granted by Merck under this Section 4.2 shall be consistent with all of the terms and conditions of this Agreement, and subordinate thereto, and Merck shall remain responsible to Sunesis for the compliance of each Sublicensee with the financial and other obligations due under this Agreement.

4.3                                 No Implied Licenses.  Only the licenses granted or retained pursuant to the express terms of this Agreement shall be of any legal force or effect.  No other license rights shall be created by implication, estoppel or otherwise.

ARTICLE 5—PAYMENTS

5.1                                 Technology Access Fee and License Fees.

5.1.1                        Technology Access Fee.  Upon execution of this Agreement by both Parties, an upfront technology access fee of [*] U.S. Dollars (US$[*]) shall be due to Sunesis, payable by Merck within thirty (30) days after the Effective Date (“Technology Access Fee”).  The Parties agree that the Technology Access Fee shall cover all costs and expenses relating to the Principal Consultant and his/her participation in the Research Program.  Such fee shall be non-refundable and non-creditable against other amounts due Sunesis hereunder.

5.1.2                        Annual License Fee.  In consideration for the licenses granted herein, Merck shall pay Sunesis an annual license fee (“Annual License Fee”) within thirty (30) days of the following dates:

Payment Date		Annual License Fee (U.S. Dollars)

1.	Effective Date:	$	[*]

2.	The first anniversary of the Effective Date:	$	[*]

3.	The second anniversary of the Effective Date:	$	[*]

4.	The third anniversary of the Effective Date:	$	[*]

5.	The fourth anniversary of the Effective Date, and each anniversary of the Effective Date thereafter:	$	[*]

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5.2                                 Research Milestones.  Subject to the terms and conditions of this Agreement, Merck shall pay to Sunesis the amounts set forth below within thirty (30) days following the achievement of the research milestones with respect to the Target:

Research Milestones		Payment Amount (U.S. Dollars)

1.	First achievement of the [*] Lead Criteria as determined by Merck, in accordance with Section 2.6, of the first [*] Lead for the Target:	$	[*]

2.	First achievement of the [*] Lead Criteria as determined by Merck, in accordance with Section 2.6, of the first [*] Lead for the Target:	$	[*]

3.	Approval by Merck, in accordance with Section 2.6, of the first Lead Compound for the Target:	$	[*]

4.	Approval by Merck, in accordance with Section 2.6, of the first PCC for the Target:	$	[*]

5.	Approval by Merck, in accordance with Section 2.6, of the next four (4) PCCs for the Target:	$	[*]

6.	Successful completion of IND-Enabling GLP Toxicology Studies on a PCC-by-PCC basis, for each of the first four (4) PCCs to reach such completion:	$	[*]

For milestones 1 through 4, the milestone payment shall be payable only upon the initial achievement of such milestone for the Target and no amounts shall be due hereunder for subsequent or repeated achievement of such milestone.  All milestone payments under this Section 5.2 shall be non-refundable and non-creditable against other amounts due Sunesis hereunder.

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

5.3                                 Development Milestones.  On a Program Compound-by-Program Compound basis, Merck shall pay to Sunesis the following amounts within thirty (30) days following the first achievement by Merck, its Affiliates or Sublicensees, as the case may be, of each of the following milestones with respect to a Program Compound:

Development Milestones		Payment Amount (U.S. Dollars)

1.	Initiation of Phase I for such Program Compound in any country:	$	[*]

2.	Initiation of the first Phase II trial for such Program Compound in any country:	$	[*]

3.	Initiation of the first Phase III trial for such Program Compound in any country:	$	[*]

4.	Acceptance of a NDA in the U.S. for such Program Compound:	$	[*]

5.	Acceptance of an MAA in a Major Territory for such Program Compound:	$	[*]

6.	Regulatory Approval in the U.S. of such Program Compound:	$	[*]

7.	Regulatory Approval in a Major Territory of such Program Compound:	$	[*]

Such milestone payments shall be non-refundable and non-creditable against other amounts due Sunesis hereunder.  The milestone payment shall be payable only upon the initial achievement of such milestone and no amounts shall be due hereunder for subsequent or repeated achievement of such milestone.  In addition, in all circumstances, milestone payments applicable to each Program Compound shall be payable only once per Program Compound.

5.4                                 Research and Development Milestones – Additional Terms.

5.4.1                        Multiple Program Compounds.  It is understood that the milestone payments set forth in Section 5.3 above shall be payable only upon the initial achievement of such milestone with respect to a particular Program Compound, and no amounts shall be due hereunder for subsequent or repeated achievement of such milestone with respect to the same Program Compound.  It is further understood that the payments under Section 5.3 shall be due separately for each Program

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Compound to meet such milestones; accordingly, if a second or subsequent Program Compound is developed, a further full set of milestone payments will become due and payable at the time(s) set forth in Section 5.3 for such second or subsequent Program Compound, subject to the provisions of this Agreement, including Section 5.4.2 below.

5.4.2                        Credit for Discontinued Compounds.  If Merck ceases all clinical development of a particular Program Compound (a “Discontinued Compound”) after having made payment under Section 5.3 above on the achievement of a particular milestone by such Program Compound, there shall be no payment due upon the accomplishment of that same milestone with respect to the next Program Compound to achieve such milestone.

5.4.3                        Acceptance.  For purposes of this Article 5, “acceptance” of an NDA or MAA shall mean (i) in the United States, that the FDA has accepted such NDA for substantive review; and (ii) in the European Union, that the Regulatory Agency of a country of the European Union, or the European Medicines Evaluation Agency (or a comparable agency of the EU), has validated or otherwise accepted such MAA for substantive review; and (iii) in Japan, that the Regulatory Agency of Japan has validated or otherwise accepted such NDA for substantive review.

5.4.4                        Accrued Milestones.  If a research milestone for a PCC under Section 5.2 above, or a development milestone for a Program Compound under Section 5.3 above, is achieved with respect to such PCC or Program Compound (respectively) in a territory before a prior research milestone under Section 5.2 or a prior development milestone under Section 5.3 for such PCC or Program Compound in such territory, then the earlier milestone payments under Section 5.2 and 5.3 in such territory shall then be due with respect to such PCC or Program Compound, as the case may be.  For such purposes, “subsequent” and “prior” shall refer to the numerical order of such milestone, as indicated next to such milestone in Sections 5.2 and 5.3 above; provided, that for the purposes of this Section 5.4.3, (i) milestone 5 under Section 5.2 above shall not be so deemed “prior” to milestone 6 thereunder, and (ii) milestones 4 and 6 under Section 5.3 above shall not be so deemed “prior” to milestones 5 and 7 thereunder, and vice versa.

5.4.5                        Reports; Payments.  Within ten (10) business days of the occurrence of any event which would trigger a milestone payment according to Section 5.2 or 5.3, Merck shall inform Sunesis of such occurrence.  The corresponding payment shall be due thirty (30) days after the occurrence of such event.

5.5                                 Royalties on annual Net Sales of Products by Merck, its Affiliates and Sublicensees.

5.5.1                        Patent Royalty.  Subject to Section 5.5.2 below and the other terms and conditions of this Agreement, Merck shall pay to Sunesis a royalty on annual Net Sales by Merck, its Affiliates and their Sublicensees of Products, on a Product-by-Product basis, equal to the percentage of such Net Sales set forth below, provided the sale of the Product would, but for the license hereunder, infringe a Valid Patent Claim in the country of sale (“Patent Royalty”):

Annual Net Sales (U.S. Dollars)	Patent Royalty on Net Sales

Portion of annual Net Sales of such Product up to $[*]:	[*]%

Portion of annual Net Sales of such Product between $[*] and $[*]:	[*]%

Portion of annual Net Sales of such Product over $[*]:	[*]%

For purposes of the foregoing, “annual Net Sales” shall mean, for a particular Product, the worldwide Net Sales of such Product for the particular Calendar Year.  In addition, it is understood that all formulations and dosage forms of the same active ingredient(s) shall be deemed the same “Product,” but Products with different active ingredients shall be deemed different Products.  No royalties shall be due upon the sale or other transfer among Merck, its Affiliates or Sublicensees, but in such cases the royalty shall be due and calculated upon Merck’s or its Affiliate’s or its Sublicensee’s Net Sales to the first Third Party.

5.5.2                        Know-How Royalty.  Subject to Section 5.5.5 below, in those countries where the sale of the Product would not infringe a Valid Patent Claim, the royalty rate shall be [*] percent ([*]%) of the Patent Royalty rates set forth above (the “Know-How Royalty”).

5.5.3                        Competitive Products.

(a)          If, in any Calendar Year, a Third Party that is not acting under authority of Merck or its Affiliates or Sublicensees sells a product in a country which is a Competitive Product (as defined below) of a Product, then the royalty rate to be paid on Net Sales of such Product in that country under Section 5.5.1 shall be reduced by fifty percent (50%) in such country during such Calendar Year, subject to Section 5.5.5 below.

(b)         For purposes of this Section 5.5.3 “Competitive Product” shall mean a product:

(i)                                     that is being sold in the same country in which Merck or its Affiliate or their Sublicensees is selling a Product, which product incorporates an active moiety that is the same as the Program Compound contained within such Product being sold in such country;

(ii)                                  the sale of which is not covered by a Valid Patent Claim in such country or a Valid Patent Claim exists in such country but is unenforceable; and

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(iii)                               of which sales in such country attains over such Calendar Year basis a market share of [*] percent ([*]%) or more in such country of sale as measured by prescriptions or other similar information in the country of sale as determined by an independent sales auditing firm selected by Merck (such as IMS) and reasonably acceptable to Sunesis.  Once the Competitive Product has achieved such percentage market share in a country, its shall be deemed to satisfy this clause (iii) for each subsequent Calendar Year in such country until such time as commercial sales of such Competitive Product are effectively discontinued in such country.

If Merck is entitled to a royalty reduction based on Competitive Product sales pursuant to this Section 5.5.3 for any royalty reporting period, Merck shall submit the sales report of such independent firm, as applicable, for the relevant royalty reporting period to Sunesis, together with the sales report for the relevant royalty reporting period submitted pursuant to Section 6.1.

5.5.4                        Royalty Offset.  In the event that Merck, its Affiliates or their Sublicensees are required to pay royalties or to make any other payments to Third Parties in any country order to research, develop, make, have made, use, offer to sell, sell or import Program Compound(s) or Product(s) (hereinafter “Third Party Payments”), then [*] percent ([*]%) of the consideration actually paid for such Third Party Payments by Merck, its Affiliates or their Sublicensees for such Program Compound or Product for a Calendar Quarter shall be creditable against the royalty payments due Sunesis by Merck with respect to such Program Compounds or Products in any country; provided, however, that in no event shall the royalties owed by Merck to Sunesis for such Calendar Quarter be reduced by more than [*] percent ([*]%).

5.5.5                        Coordination of Sections 5.5.2, 5.5.3 and 5.5.4.  Royalty tiers pursuant to this Section 5.5 shall be calculated based on worldwide Net Sales of each Product, provided that the determination of whether the royalty rate shall be reduced under Section 5.5.2 and/or Section 5.5.3 or whether credits shall be allowable under Section 5.5.4 for each Product shall be determined on a country-by-country basis.  Accordingly, Net Sales in countries to which the provisions of Sections 5.5.2, 5.5.3 and/or 5.5.4 apply in a particular Calendar Quarter shall be included in the total worldwide Net Sales for purposes of determining the royalty tiers applicable to Net Sales under Section 5.5.1 in such Calendar Quarter, and if more than one royalty rate applies under Section 5.5.1 in such Calendar Quarter, then the Net Sales in countries to which the provisions of Sections 5.5.2, 5.5.3 and/or 5.5.4 apply shall be included proportionally in each such royalty tier in that Calendar Quarter.  Notwithstanding any provisions of this Section 5.5, under no circumstances shall the aggregate royalty rate for worldwide Net Sales of any Product be less than fifty percent (50%) of the Patent Royalty rates set forth in Section 5.5.1.  Examples of the operation of this Section 5.5.5 are set forth in Exhibit 5.5.5 attached hereto.

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

5.6                                 Royalty Term.  The royalties due pursuant to Section 5.5 shall be payable on a country-by-country and Product-by-Product basis commencing on the First Commercial Sale in a country and continuing until: (i) in the case of sales for which a Patent Royalty is due, the expiration of the last Valid Patent Claim claiming the Program Compound or Product as a composition of matter in such country (such expiration to occur only after expiration of extensions of any nature to such patents which may be obtained under applicable statutes or regulations in the respective countries, such as the Drug Price Competition and Patent Term Restoration Act of 1984 in the U.S.A. and similar patent extension laws in other countries); provided, however, that, in those countries in the Territory where such Valid Patent Claims exist but expire before the twelfth anniversary date of the date of the Product’s First Commercial Sale, Merck will continue to pay royalties at the Know-How Royalty rate during the remainder of the 12-year period and Section 5.6(ii) shall not apply to such sales, or (ii)  in the case of sales for which a Know-How Royalty is due, twelve (12) years following the First Commercial Sale of such Product in such country.  “First Commercial Sale” means, with respect to any Product, the first sale for end use or consumption of such Product in a country after all required approvals (other than pricing and reimbursement approvals) have been granted by the Regulatory Agency of such country.

ARTICLE 6—PAYMENTS, BOOKS AND RECORDS

6.1                                 Royalty Reports and Payments.  After the First Commercial Sale of a Product on which royalties are payable hereunder, Merck shall make quarterly written reports to Sunesis within sixty (60) days after the end of each Calendar Quarter.  Each report shall state the aggregate Net Sales and royalties payable, by country, of each such Product sold during the Calendar Quarter upon which a royalty is payable under Section 5.5 above, and Merck shall, concurrently with provision of the report, pay to Sunesis royalties due at the rates specified in Section 5.5.

6.2                                 Payment Method.  All payments due under this Agreement shall be made by check made to the order of Sunesis or by bank wire transfer in immediately available funds to such bank account designated in writing by Sunesis from time-to-time.  All payments hereunder shall be made in U.S. Dollars.  In the event that the due date of any payment subject to Article 5 hereof is a Saturday, Sunday or national holiday, such payment may be paid on the following business day.  Any payments that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due.

6.3                                 Currency Conversion.  In the case of sales invoiced in a foreign currency, exchange conversion of such sales into U.S. Dollars shall be made on a monthly basis and shall be translated at the rate of exchange utilized by Merck in its worldwide accounting system.  As of the Effective Date of this Agreement, Merck accesses such monthly rates of exchange as quoted by Reuters Ltd.

6.4                                 Records; Inspection.  Merck shall keep complete and accurate records for the purpose of determining the royalties payable under this Agreement.  Merck shall maintain such records for at least two (2) years following the end of the Calendar Quarter to which they pertain.  Such records will be open for inspection by an independent certified public accounting firm of nationally-recognized standing to whom Merck has no reasonable objection, solely for the purpose of determining the payments to Sunesis hereunder.  Such inspections may be made no more than once each Calendar Year, at reasonable times and on reasonable notice.  Inspections conducted under this Section 6.4 shall be at Sunesis’ expense, unless a variation or error producing an increase exceeding [*] percent ([*]%) and at least [*] Dollars (US$[*]) of the amount stated for the period covered by the inspection is established in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period shall be paid promptly by Merck.  The interest available to Sunesis pursuant to this Section 6.4 shall in no way limit any other remedies available to it.

6.5                                 Withholding Taxes.  If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in Article 5, Merck shall timely make such withholding payments as required and subtract such withholding payments from the payments set forth in Article 5.  Merck shall submit appropriate proof of payment of the withholding taxes to Sunesis within a reasonable period of time.

ARTICLE 7—DILIGENCE

7.1                                 Diligence.  Merck shall use commercially reasonable efforts, consistent with the usual practice followed by Merck in pursuing the commercialization and marketing of its other pharmaceutical products of a similar commercial value, to develop and commercialize a Product on a commercially reasonable basis in such countries in the Territory where, in Merck’s opinion, it is commercially viable to do so.  In addition to the provisions of Article 10 hereof, the obligation of Merck with respect to any Product under this Section 7.1 is expressly conditioned upon the continuing absence of any adverse condition or event relating to the safety or efficacy of the Product, and the obligation of Merck to develop or market any such Product shall be delayed or suspended so long as, in Merck’s opinion, any such condition or event exists.

7.2                                 Reports.  Throughout the term of this Agreement, Merck agrees to keep Sunesis informed at least one (1) time per Calendar Quarter with respect to the basic research, pre-clinical and clinical development of all Products, to the extent it has the right to do so.

ARTICLE 8—INTELLECTUAL PROPERTY

8.1                                 Ownership; Disclosure.

8.1.1                        Research Program Technology and Sunesis Inhibition Mode Technology.  Subject to Section 8.1.2, all right, title and interest in and to the Research Program Technology (including all improvements thereto) and Sunesis Inhibition Mode Technology (including all improvements thereto) shall, as between the Parties, be solely owned by Merck.  Sunesis hereby assigns and transfers to Merck, and Merck hereby acquires from Sunesis, Sunesis’ and its Affiliates’

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right, title and interest in and to the Research Program Technology and Sunesis Inhibition Mode Technology.  Sunesis and its Affiliates shall execute such documents and perform such acts at their expense as may be reasonably necessary to effect an assignment of such Research Program Patents and Sunesis Inhibition Mode Patents to Merck in a timely manner.  It is understood that, except as expressly set forth in this Agreement, Sunesis shall have no right to research, develop, commercialize and/or otherwise exploit Research Program Technology or Sunesis Inhibition Mode Technology without the express written consent of Merck.

8.1.2                        Sunesis Core Technology and Sunesis Background Technology.  All right, title and interest in and to the Sunesis Background Technology and the Sunesis Core Technology and in any improvements made to Sunesis Core Technology by or under authority of either Party or its Affiliates during the term of this Agreement shall, as between the Parties, be owned solely by Sunesis.  Merck hereby assigns to Sunesis all of its rights in and to such improvements to Sunesis Core Technology (including all patent and other intellectual property rights therein).

8.1.3                        Disclosure.  Sunesis shall promptly disclose to Merck any inventions made in connection with this Agreement within: (i) the Sunesis Core Technology during the Research Program Term, (ii) the Sunesis Inhibition Mode Technology during the term of this Agreement, and (iii) the Research Program Technology during the Research Program Term and for a period of two (2) years thereafter.  Merck shall promptly disclose to Sunesis any inventions made in connection with this Agreement within: (i) the Sunesis Core Technology during the term of this Agreement, and (ii) the Research Program Technology during the Research Program Term.

8.2                                 Filing, Prosecution and Maintenance of Patents.

8.2.1                        Sunesis Core Technology and Sunesis Background Technology.  Sunesis shall have the right to control the preparation, filing, prosecution and maintenance of patent applications and patents within the Sunesis Core Technology and the Sunesis Background Technology using patent counsel of Sunesis’ choice.  All costs associated with filing, prosecuting, issuing and maintaining patent applications and patents, including interference, opposition, reexamination and reissue actions, within the Sunesis Core Technology or the Sunesis Background Technology shall be borne by Sunesis.

8.2.2                        Research Program Technology and Sunesis Inhibition Mode Technology.  Merck shall have the right to control the preparation, filing, prosecution and maintenance of patent applications and patents within the Research Program Technology and the Sunesis Inhibition Mode Technology using patent counsel of Merck’s choice.  All costs associated with filing, prosecuting, issuing and maintaining patent applications and patents, including interference, opposition, reexamination and reissue actions, within the Research Program Technology or the Sunesis Inhibition Mode Technology shall be borne by Merck.  Merck shall keep Sunesis reasonably informed as to the status of such patent matters, including without limitation by providing Sunesis with annual reports on all ongoing prosecution matters, including a list of all issued Research Program Patents and Sunesis Inhibition Mode Patents and summaries of pending patent applications within the Research Program Patents and Sunesis Inhibition Mode Patents.

8.2.3                        Cooperation.  Each Party will promptly provide to the other Party information reasonably requested by other Party that is necessary for the prosecution activities pursuant to this Section 8.2.

8.3                                 Interference, Opposition, Reexamination and Reissue of Research Program Patents and Sunesis Inhibition Mode Patents.  Sunesis shall, within ten (10) days of learning of such event, inform Merck of any request for, or filing or declaration of, any interference, opposition, or reexamination relating to the Research Program Patents and the Sunesis Inhibition Mode Patents and the Parties shall cooperate and provide each other with any information or assistance that either reasonably requests relating thereto.

8.4                                 Enforcement and Defense of Research Program Technology and Sunesis Inhibition Mode Technology.

8.4.1                        Sunesis shall promptly give Merck notice of any infringement of Research Program Patents or Sunesis Inhibition Mode Patents and any misappropriation or misuse of Research Program Know-How or Sunesis Inhibition Mode Know-How of which it becomes aware.  Merck and Sunesis thereafter shall promptly consult and cooperate fully to determine a course of action including, without limitation, the commencement of legal action by Merck, to terminate any infringement of such Research Program Patents or the Sunesis Inhibition Mode Patents or any misappropriation or misuse of Research Program Know-How or Sunesis Inhibition Mode Know-How.  Merck shall have the right to initiate and prosecute such legal action at its own expense and in the name of Merck and, if necessary, Sunesis, or to control the defense of any declaratory judgment action relating to Research Program Patents or Sunesis Inhibition Mode Patents.

8.4.2                        If, within six (6) months following the notice by Sunesis to Merck set forth in Section 8.4.1, Merck fails to take such action, or if Merck informs Sunesis that it elects not to exercise such right, Sunesis (or its designee) thereafter shall have the right either to initiate and prosecute such action or to control the defense of such declaratory judgment in the name of Sunesis.  If Sunesis elects to initiate and prosecute such action or to control the defense of such declaratory judgment, the costs incurred by Sunesis in such course of action, including the costs of any legal action commenced or the defense of any declaratory judgment, shall be borne solely by Sunesis.

8.4.3                        For any action to terminate any infringement of Research Program Patents or Sunesis Inhibition Mode Patents and/or any misappropriation or misuse of Research Program Know-How or Sunesis Inhibition Mode Know-How, if either party is unable to initiate or prosecute such action solely in its own name, the other Party shall join such action voluntarily and shall execute all documents necessary to initiate litigation to prosecute and maintain such action.  In connection with any such action, Merck and Sunesis shall cooperate fully and will provide each other with any information or assistance that either reasonably requests.  Each Party shall keep the other informed of developments in any such action or proceeding, including, to the extent permissible by law, the consultation and approval of any offer related thereto.

8.4.4                        Any recovery obtained by Merck or Sunesis in connection with or as a result of any action contemplated by Section 8.4.1 or Section 8.4.2, respectively, whether by settlement or otherwise, shall first be applied to reimburse the out-of-pocket expenses of the Party controlling such action (the “Controlling Party”) directly attributed to such action, then the other Party’s out-of-pocket expenses directly attributed to such action, and the remainder shall be shared as follows:  [*] percent ([*]%) to the Controlling Party and [*] percent ([*]%) to the other Party.

8.4.5                        Each Party shall inform the other Party of any certification regarding any Research Program Patents or Sunesis Inhibition Mode Patents it has received pursuant to either 21 U.S.C. §§ 355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions, or Canada’s Patented Medicines (Notice of Compliance) Regulations Article 5, or any similar provisions in a country other than the United States and Canada, and shall provide the other Party with a copy of such certification within five (5) days of receipt by such Party.  Sunesis’ and Merck’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Subsections 8.4.1 through 8.4.4.

8.5                                 Notice of Infringement.  Merck shall promptly report to Sunesis any notice which Merck receives from a Third Party that acts performed by Merck and/or Sunesis under this Agreement which utilize or utilized Sunesis Core Technology constitute infringement of a Third Party patent or a misappropriation or misuse of Third Party know-how.  Sunesis shall promptly report to Merck any notice from a Third Party that acts performed by Merck and/or Sunesis under this Agreement which utilize or utilized Sunesis Core Technology constitute infringement of a Third Party patent or a misappropriation or misuse of Third Party know-how.  Merck and Sunesis thereafter shall promptly consult and cooperate fully to determine a course of action including, without limitation, settlement with the Third Party, defense against such legal action by either or both of Sunesis and Merck, or the filing of a declaratory judgment action against the Third Party patent.  Sunesis shall have the first right to defend against such legal action at its own expense and in the name of Sunesis and, if necessary, Merck, or to control the filing of any declaratory judgment action relating to such Third Party patents and know-how.  If, within six (6) months following notification by Sunesis to Merck of such a notice of infringement, Sunesis fails to take a declaratory judgment action or if Sunesis informs Merck that it elects not to defend against such a claim of infringement, Merck (or its designee) thereafter shall have the right either to defend against such action or to initiate and prosecute such a declaratory judgment in the name of Merck.

8.6                                 Patent Term Restoration.  The Parties shall cooperate in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Research Program Patents and Sunesis Inhibition Mode Patents.  If elections with respect to obtaining such patent term restoration are to be made, Merck shall have the right to make the election to seek patent term restoration or supplemental protection and Sunesis shall abide by such election.

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ARTICLE 9—CONFIDENTIALITY

9.1                                 Confidential Information.  Except as otherwise expressly provided herein, the Parties agree that the receiving Party shall not, except as expressly provided in this Article 9 or with the prior written consent of the disclosing Party, disclose to any Third Party or use for any purpose any confidential information furnished to it by the disclosing Party hereto pursuant to this Agreement (“Confidential Information”), except to the extent that it can be established by the receiving Party by competent proof that such information:

(a)                                  was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure; or

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; or

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

(d)                                 was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

(e)                                  was developed by the receiving Party independently of, and without knowledge of, Confidential Information received from the disclosing Party, as documented by the Receiving Party’s business records.

Except as otherwise expressly provided in this Agreement, Research Program Technology and Sunesis Inhibition Mode Technology shall be deemed Confidential Information of Merck and Sunesis Core Technology shall be deemed Confidential Information of Sunesis.

9.2                                 Permitted Use and Disclosures.  Each Party hereto may use or disclose Confidential Information of the other Party to the extent such use or disclosure is reasonably necessary (a) in the exercise of the rights granted or reserved to it hereunder (including permitted licensees or sublicenses) on the condition that any Affiliate or Third Party to whom it is disclosed agrees to be bound by confidentiality and non-use obligations substantially similar to those contained in this Agreement; or (b) in prosecuting patents or to gain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations from governmental or other regulatory agencies; or (c) in prosecuting or defending litigation, complying with applicable governmental laws, regulations or court order or otherwise submitting information to tax or other governmental authorities; provided that if a Party is required by law to make any such disclosure, other than pursuant to a confidentiality agreement, it will promptly notify the other Party of such disclosure in order to provide the other Party an opportunity to challenge or limit the disclosure obligations and, save to the extent inappropriate in the case of patent applications or the like, will use its reasonable efforts to secure confidential treatment of such information in consultation with the other Party prior to its disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

9.3                                 Nondisclosure of Terms/Use of Names.  Each of the Parties hereto agrees not to disclose the existence of, or the terms of, this Agreement to any Third Party and neither Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity, news release or disclosure relating to this Agreement or its subject matter, without the prior written consent of the other Party hereto; provided, however, that each Party may disclose the terms and conditions of this Agreement (a) as required by any court or other governmental body or as otherwise required by law (including securities laws); (b) in confidence, to attorneys, accountants, financing sources, subcontractors and sublicensees, on the condition that such party to whom it is disclosed agrees to be bound by confidentiality and non-use obligations substantially similar to those contained in this Agreement; and (c) in confidence, in connection with a merger or acquisition, or a proposed merger or acquisition, on the condition that such party to whom it is disclosed agrees to be bound by confidentiality and non-use obligations substantially similar to those contained in this Agreement.  Notwithstanding the foregoing, the Parties shall agree upon a press release (attached hereto as Exhibit 9.3) and timing to announce the execution of this Agreement; thereafter, Sunesis and Merck may each disclose to Third Parties the information contained in such press release without the need for further approval by the other.

9.4                                 Publication. Any manuscript or oral disclosure by Sunesis or Merck describing scientific results pertaining to any activity under the Research Program to be published or publicly disclosed, shall be subject to the prior review of the other Party at least sixty (60) days prior to submission for publication or presentation.  Further, to avoid loss of patent rights as a result of premature public disclosure of patentable information, the receiving Party shall notify the disclosing Party in writing within thirty (30) days after receipt of any disclosure whether the receiving Party desires to file a patent application on any invention disclosed in such scientific results.  In the event that the receiving Party desires to file such a patent application, the disclosing Party shall withhold publication or disclosure of such scientific results until the earlier of (i) a patent application is filed thereon, (ii) the Parties determine after consultation that no patentable invention exists, or (iii) ninety (90) days after receipt by the disclosing Party of the receiving Party’s written notice of the receiving Party’s desire to file such patent application, or such other period as is reasonable for seeking patent protection.  Further, if such scientific results contain the information of the other Party that is subject to use and nondisclosure restrictions under this Article 9, the publishing Party agrees to remove such information from the proposed publication or disclosure.  Following the filing of any patent application within the Research Program Technology, in the eighteen (18) month period prior to the publication of such a patent application, neither Party shall make any written public disclosure regarding any invention claimed in such patent application without the prior written consent of the other Party.

ARTICLE 10—REPRESENTATIONS AND WARRANTIES

10.1                           Representations and Warranties.  Each Party represents and warrants on its own behalf that:  (i) it has the legal power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; and (iii) it has not previously granted, and during the term of this Agreement will not knowingly make any commitment or grant, any rights which are in conflict in any material way with the rights and licenses granted herein.

10.2                           Additional Representations and Warranties of Sunesis.  In addition, Sunesis represents and warrants that, to the best of its knowledge as of the Effective Date, the practice of the Sunesis Core Technology and/or the Sunesis Inhibition Mode Technology are not in an interference with, and does not infringe, the patent rights of any Third Party.  Sunesis also represents and warrants that, to the best of its knowledge as of the Effective Date, Sunesis does not own or control any patents and/or patent applications directed to inhibitors of the Target.  In addition, Sunesis represents and warrants that, to the best of its knowledge as of the Effective Date, with regard to the Sunesis Core Technology, Sunesis Background Technology and Sunesis Inhibition Mode Technology: (a) such exist and with respect to the issued patents contained therein, such patents are not invalid or unenforceable, in whole or in part; (b) Sunesis has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest therein in a manner that is in conflict with the rights and licenses granted herein; (c) Sunesis is the sole and exclusive owner thereof (other than the UC Patents) and all are free and clear of any liens, charges and encumbrances (other than with respect to certain non-exclusive licenses granted by Sunesis to its collaboration partners under the Sunesis Core Technology), and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership therein (other than with respect to the UC Patents); (d) the exercise of the licenses granted herein do not infringe any intellectual property rights owned or possessed by any Third Party; (e) there are no claims, judgments or settlements against or owed by Sunesis or pending or threatened claims or litigation relating thereto; and (f) Sunesis has disclosed to Merck all reasonably relevant information relating thereto of which Sunesis is aware of and is in Sunesis’ Control; and (g) the patents listed on Exhibit 1.35 are all of the Sunesis Core Technology patents necessary for Merck to exercise its rights under Section 4.1.2.  In addition, Sunesis represents and warrants that it is the exclusive licensee under the UC Patents.  It is understood that Sunesis makes no representation or warranty with respect to any patent rights of Third Parties relating to the Target.

10.3                           Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, SUNESIS AND MERCK MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE RESEARCH PROGRAM TECHNOLOGY, SUNESIS CORE TECHNOLOGY, SUNESIS BACKGROUND TECHNOLOGY, SUNESIS INHIBITION MODE TECHNOLOGY, PROGRAM COMPOUNDS, PRODUCTS OR CONFIDENTIAL INFORMATION DISCLOSED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY INTELLECTUAL PROPERTY, PATENTED OR UNPATENTED, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 11—INDEMNIFICATION

11.1                           Merck.  Merck agrees to indemnify, defend and hold Sunesis and its Affiliates and their respective directors, officers, employees, agents and their respective successors, heirs and assigns (the “Sunesis Indemnitees”) harmless from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys’ and professional fees and other expenses of litigation) (collectively, “Liabilities”) arising, directly or indirectly out of or in connection with Third Party claims, suits, actions, demands or judgments (including, without limitation, product liability and patent infringement claims) relating to (i) any Products or Program Compounds manufactured or sold by or under authority of Merck, its Affiliates or Sublicensees, or (ii) any material breach by Merck of its representations and warranties made in this Agreement; except, in each case, to the extent such Liabilities result from a material breach of this Agreement by Sunesis, gross negligence or intentional misconduct of Sunesis.

11.2                           Sunesis.  Sunesis agrees to indemnify, defend and hold Merck and its Affiliates and their respective directors, officers, employees, agents and their respective successors, heirs and assigns (the “Merck Indemnitees”) harmless from and against any Liabilities arising, directly or indirectly out of or in connection with Third Party claims, suits, actions, demands or judgments (including, without limitation, patent infringement claims) relating to any material breach by Sunesis of its representations and warranties made in this Agreement; except, in each case, to the extent such Liabilities result from a material breach of this Agreement by Merck, gross negligence or intentional misconduct of Merck.

11.3                           Procedure.  In the event that any Indemnitee (either a Merck Indemnitee or a Sunesis Indemnitee) intends to claim indemnification under this Article 11 it shall promptly notify the other Party in writing of such alleged Liability.  The indemnifying Party shall have the right to control the defense thereof with counsel of its choice as long as such counsel is reasonably acceptable to Indemnitee; provided, however, that any Indemnitee shall have the right to retain its own counsel at its own expense, for any reason, including if representation of any Indemnitee by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by such counsel in such proceeding.  The affected Indemnitee shall cooperate with the indemnifying Party and its legal representatives in the investigation of any action, claim or liability covered by this Article 11.  The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying Party, which such Party shall not be required to give.

ARTICLE 12—TERM AND TERMINATION

12.1                           Term.  The term of this Agreement shall commence on the Effective Date and, unless terminated earlier as provided in this Article 12, shall continue in full force and effect on a country-by-country and Product-by-Product basis until there are no remaining payment obligations in such country with respect to such Products.  Effective upon the expiration (but not earlier termination) of this Agreement, Merck’s licenses pursuant to Sections 4.1.2 and 4.1.3 shall become fully-paid up, perpetual licenses and no further Annual License Fees shall be due.

12.2                           Termination for Breach.  Either Party to this Agreement may terminate this Agreement in the event the other Party hereto shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for sixty (60) days after written notice thereof was provided to the breaching Party by the non-breaching Party, and such termination shall become effective at the end of such sixty (60) day period unless the breaching Party has cured any such breach or default prior to the expiration of the sixty (60) day period; provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the sixty (60) day cure period shall be tolled (effective as of the date the allegedly breaching Party provides notice of such dispute) until such time as the dispute is resolved pursuant to Section 13.1.

12.3                           Termination For Bankruptcy.  Either Party hereto shall have the right to terminate this Agreement forthwith by written notice to the other Party (i) if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction, (ii) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against the other Party and such petition is not dismissed within ninety (90) days after filing, (iii) if the other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors, or (iv) substantially all of the assets of such other Party are seized or attached and not released within ninety (90) days thereafter.

If this Agreement is terminated by Merck pursuant to this Section 12.3 due to the rejection of this Agreement by or on behalf of Sunesis under Section 365 of the United States Bankruptcy Code (the “Code”), all licenses and rights to licenses granted under or pursuant to this Agreement by Sunesis to Merck are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code.  The Parties agree that Merck, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against Sunesis under the Code, Merck shall be entitled to a complete duplicate of or complete access to (as Merck deems appropriate), any such intellectual property and all embodiments of such intellectual property.  Such intellectual property and all embodiments thereof shall be promptly delivered to Merck (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by Merck, unless Sunesis elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Sunesis upon written request therefore by Merck.  The foregoing provisions are without prejudice to any rights Merck may have arising under the Code or other applicable law.

12.4                           Permissive Termination by Merck.  Merck has the right to terminate the Research Program and/or this Agreement, effective on the eighteen (18) month anniversary of the Effective Date, by providing Sunesis with ninety (90) days’ written notice.

12.5                           Effect of Breach or Permissive Termination.

12.5.1                  Termination by Merck for Breach by Sunesis.  In the event of termination of this Agreement by Merck pursuant to Section 12.2 due to Sunesis’ material breach:

(a)                                  Merck shall elect between: (1) Merck shall offset a pro rata portion of the most recently-paid Annual License Fee (based upon the amount of time remaining between the date of termination and the subsequent anniversary of the Effective Date) against any monies owed to

Sunesis up to the date of termination, and (2) Sunesis shall refund to Merck such pro rata portion of the most recent Annual License Fee within thirty (30) days of Merck’s written request; and

(b) in addition to those provisions surviving under Section 12.6, the rights and obligations of the Parties under Sections 2.5, 4.1.2, 4.1.3, 4.2 shall survive, except that (i) with respect to the milestone and royalty amounts accrued and payable by Merck to Sunesis pursuant to Article 5 after the effective date of termination, such amounts shall be reduced by fifty percent (50%) of the amounts that would otherwise be due to Sunesis; and (ii) Merck’s licenses pursuant to Sections 4.1.2 and 4.1.3 shall become fully-paid up, perpetual licenses and no further Annual License Fees shall be due.  In addition to the foregoing, upon such termination Merck’s rights and Sunesis’ obligations under Section 2.7 shall survive.

12.5.2                  Termination by Sunesis for Breach by Merck, or Permissive Termination by Merck.  In the event of termination of this Agreement by Sunesis pursuant to Section 12.2 due to Merck’s breach or termination of this Agreement by Merck pursuant to Section 12.4, in addition to those provisions surviving under Section 12.6, Merck’s licenses pursuant to Sections 4.1.2 and Section 4.1.3 shall, at Merck’s election, terminate as of such termination date, and Section 7.2 shall survive.  In addition to the foregoing, upon such termination, Sunesis’ rights and Merck’s obligations under Section 2.7 shall survive.

12.5.3                  Transition of Confidential Information and Materials.  Not later than thirty (30) days after the date of termination, each Party shall return or cause to be returned to the other Party all Confidential Information in tangible form received from the other Party and all copies thereof and all substances, materials or compositions delivered or provided to the other Party, except that each Party may retain all Confidential Information, substances, compositions and materials relevant to licenses and rights it retains hereunder and may retain one copy of Confidential Information in its confidential files for record purposes.

12.6                           Accrued Rights and Obligations; Survival Sections.  Termination of this Agreement for any reason shall not release either Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.  Sections 2.6, 4.2, 4.3, 8.1, 8.2 (other than Merck’s reporting requirement), 8.6, 9.1, 9.2, 9.3 and Articles 1, 5 (as modified by Section 12.5.1 in the event of Sunesis breach) 6, 10, 11, 12, 13 and 14 of this Agreement shall survive the expiration or termination of this Agreement for any reason.

ARTICLE 13—DISPUTE RESOLUTION

13.1                           Dispute Resolution.

13.1.1                  The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof, including submission of such to the Executive Vice President of Worldwide Basic Research of Merck and the Chief Executive Officer of Sunesis.  If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an “Excluded Claim” shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

13.1.2                  The arbitration shall be conducted by a panel of three (3) persons experienced in the pharmaceutical business:  within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment.  If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA.  The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

13.1.3                  Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.  The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.  Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ and any administrative fees of arbitration.

13.1.4                  Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.  In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable Delaware statute of limitations.

13.1.5                  The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate the Agreement until final resolution of the dispute through arbitration or other judicial determination.  The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

13.1.6                  As used in this Section, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.  The Parties hereby consent to the jurisdiction and venue of New York federal courts for Excluded Claims.

ARTICLE 14—MISCELLANEOUS

14.1                           Governing Law.  This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed, and enforced in accordance with, the laws of the state of New York, without reference to conflicts of laws principles.

14.2                           Waiver.  It is agreed that no waiver by either Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

14.3                           Assignment.  Except as provided in this Section 14.3, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the written consent of the other Party.  Merck may, without Sunesis’ consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate or in connection with a Change of Control (as defined below).  Sunesis may, without Merck’s consent, assign this Agreement and its rights and obligations hereunder, except as specified below, in connection with a Change of Control; provided, however, that Sunesis must notify Merck at least thirty (30) days, where feasible, prior to the closing of any such Change of Control, and Merck shall have the right, at any time after receipt of such notice, to notify Sunesis of the termination of the Research Program and thereafter Merck shall have no obligation to provide any reports except for a royalty report on a worldwide basis.  Any permitted assignee shall assume all obligations of its assignor under this Agreement.  Any attempted assignment not in accordance with this Section 14.3 shall be void.  For purposes of this Section 14.3, a “Change of Control” of a Party shall be deemed to occur if such Party is involved in a merger, reorganization or consolidation, or if a person or group (acting together) other than the current controlling person or group shall effectively acquire control of the management and policies of such Party or if there is a sale of all or substantially all of such Party’s assets or business relating to this Agreement, in each case where the shareholders of such Party prior to such transaction do not control such Party immediately after such transaction.

14.4                           Independent Contractors.  The relationship of the Parties hereto is that of independent contractors.  The Parties hereto are not deemed to be agents, partners or joint venturers of the others Party for any purpose as a result of this Agreement or the transactions contemplated thereby.  Neither Sunesis nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

14.5                           Compliance with Law.  In exercising their rights and obligations under this Agreement, the Parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights and obligations under this Agreement.

14.6                           Patent-Marking.  Merck agrees to request that Sublicensees mark all Products sold pursuant to this Agreement in accordance with the applicable statute or regulations relating to patent-marking in the country or countries of manufacture and sale thereof.

14.7                           Notices.  All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), or by nationally-recognized overnight courier, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto and shall be deemed to have been given upon receipt:

Sunesis:                                                                                                   Sunesis Pharmaceuticals, Inc.

341 Oyster Point Boulevard

South San Francisco, California 94080

Attn: General Counsel

Fax: (650) 266-3505

With a copy to:                                                             Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Attn: Kenneth A. Clark, Esq.

Fax: (650) 493-6811

Merck:                                                                                                           Merck & Co., Inc.

One Merck Drive

P.O. Box 100

Whitehouse Station, NJ 08889-0100

Attn: Chief Licensing Officer

Tele: (908) 423-1000

Fax: (908) 735-1202

With a copy to:                                                             Merck & Co., Inc.

One Merck Drive

P.O. Box 100

Whitehouse Station, NJ 08889-0100

Attn: Corporate Secretary

Tele: (908) 423-1000

Fax: (908) 735-1224

14.8                           Severability.  In the event that any provision(s) of this Agreement becomes or is declared by a court of competent jurisdiction or an arbitrator(s) as provided in Article 13 to be illegal, unenforceable or invalid, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the Parties shall use their best efforts to amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the Parties and their commercial bargain.

14.9                           Advice of Counsel.  Sunesis and Merck have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

14.10                     Force Majeure.  Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in performing any obligation under the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party.  The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

14.11                     Complete Agreement.  This Agreement with its Exhibits, constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect.  No amendment or change hereof or addition hereto shall be effective or binding on either of the Parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Sunesis and Merck.

14.12                     Headings.  The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.

14.13                     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly-executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.

MERCK & CO., INC.	SUNESIS PHARMACEUTICALS, INC.

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT 1.7.1

[*] Lead Criteria

An [*] Lead is a Program Compound having all of the following properties:

•	IC50 [*] versus [*] reaction.
•	Potency in [*] reaction [*] reaction.
•	Supporting [*] from [*] compounds in the series.
•	Solubility [*].
•	MW [*].
•	[*].
•	Clear pathway for advancement.

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.7.2

Viral Inhibitor Lead Criteria

A Viral Inhibitor Lead is a Program Compound which satisfies the [*] Lead Criteria and also has all of the following properties:

•	IC50 [*] versus [*] reaction.
•	Potency in [*] reaction [*] reaction.
•	IC50 [*] versus viral [*] in cell culture.
•	Supporting [*] from [*] compounds in the series.
•	Evidence for clean MOA (e.g., [*]).
•	MW [*].
•	[*].
•	Clear pathway for advancement.

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.7.3

Lead Compound Criteria

A Lead Compound is a Program Compound which satisfies the [*] Lead Criteria and the Viral Inhibitor Lead Criteria and also has all of the following properties:

•	IC50 [*] versus viral [*] in cell culture with added 50% normal human serum.
•	Supporting [*] from [*] compounds in the series.
•	MW [*].
•	Pharmacokinetics [*] in [*] species (one of which is [*] and the other of which is [*]) when administered in a [*] and suitable for [*].
•	A selectivity profile which is [*] when tested against targets in Panlabs screen.
•	[*].
•	Physical and chemical properties consistent with [*] in man.
•	[*] donors [*].
•	[*] acceptors [*].
•	[*] in Merck version of HERG binding assay.
•	Low measured [*] consistent with [*] standards (i.e., [*]).

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.7.4

PCC Criteria

A PCC is a Program Compound which satisfies the [*] Lead Criteria, the Viral Inhibitor Lead Criteria, the Lead Compound Criteria and which has been accepted for further pre-clinical or clinical development by the PDRC pursuant to the PDRC’s standards for designating PCCs (or any successor designation thereof).

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.35

Sunesis Core Technology

Section 1.                                          UC Patents within the Sunesis Core Technology.

Sunesis No.	Serial No.	Title	Status
UC-100	US 09/049,754	Pharmacophore Recombination For the Identification of Small Molecule Drug Lead Compounds	Issued as U.S. Patent No. 6,344,330
UC-100 AU	32113/99	Pharmacophore Recombination For the Identification of Small Molecule Drug Lead Compounds	Issued as AU Patent No. 759327
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Section 2.                                          Other patents within the Sunesis Core Technology.

Sunesis No.	Serial No.	Title	Status
SU-100	US 09/105,372	Methods for Rapidly Identifying Small Organic Molecule Ligands for Binding to Biological Target Molecules	Issued as U.S. Patent No. 6,335,155
[*]	[*]	[*]	pending
[*]	[*]	[*]	allowed
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]		[*]	pending
[*]	[*]	[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]	[*]	[*]	pending

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Sunesis No.	Serial No.	Title	Status
[*]	[*]	[*]	pending
SU-630 PCT	US03/06217	Methods for Identifying Compounds that Modulate Enzymatic Activity	Published as WO 03/087054
[*]	[*]	[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
SU-1400 PCT	US03/08725	Identification of Kinase Inhibitors	Published as WO 03/081210
[*]		[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]	[*]	[*]	pending
SU-1800 PCT	US03/10831	Methods for Identifying Exosites	Published as WO 03/087051
[*]	[*]	[*]	pending

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Sunesis No.	Serial No.	Title	Status
SU-2200 PCT	US03/10209	Methods and Materials to Find and Characterize Molecular Interaction Sites on Proteins	Published as WO 03/087299

EXHIBIT 2.3

Research Plan

[Research Plan not in existence as of Effective Date]

EXHIBIT 5.5.5

Royalty Calculations

The following examples are calculated assuming that in the first Calendar Quarter of a particular Calendar Year the worldwide Net Sales of a particular Product equals [*] U.S. Dollars (US$[*]).

1.  If all of such Net Sales are subject to the Patent Royalty pursuant to Section 5.5.1, and none of the reductions or credits described in Sections 5.5.3 or 5.5.4 apply to any of such Net Sales, then the royalty payable for such Product for such Calendar Quarter would be calculated as [*]% of the first $[*] of such Net Sales and [*]% of the next $[*], for a total of $[*].

2.  If (i) $[*] of such Net Sales are subject to the Know-How Royalty pursuant to Section 5.5.2, (ii) $[*] are subject to the Patent Royalty pursuant to Section 5.5.1, and (iii) none of the reductions or credits described in Sections 5.5.3 or 5.5.4 apply to any of such Net Sales, then the royalty payable for such Product would be calculated as follows.  Because more than one royalty rate applies under Section 5.5.1 in that royalty period, the $[*] to which the Know-How Royalty applies shall be included proportionally in each applicable royalty tier.  In this case, [*] (the fraction of total Net Sales subject to that particular reduction) of the first $[*] of such Net Sales is reduced from [*]% to [*]%, and [*] of the next $[*] is reduced from [*]% to [*]%.  This would result in a royalty payable for such Product equal to $[*].

[*]                                 Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 9.3

Press Release

For Immediate Release

Merck and Sunesis Agree to Collaborate on

Discovery of New Drugs for Treatment of Viral Infections

Anti-viral collaboration follows partnership on Alzheimer’s disease drugs

SOUTH SAN FRANCISCO, CA and WHITEHOUSE STATION, N.J., July XX, 2004—Sunesis Pharmaceuticals, Inc. and Merck & Co., Inc. (NYSE: MRK) today announced that they have entered into a multi-year research collaboration to discover novel oral drugs for the treatment of viral infections.

Sunesis will provide Merck with a series of small molecule compounds targeting viral infections. These compounds were derived from TetheringSM, Sunesis’ proprietary fragment-based drug discovery platform.  Merck will be responsible for advancing these compounds into lead optimization, preclinical development, and clinical studies.  Merck will pay annual license fees for ongoing access to Sunesis’ core technology as a means of identifying additional compounds for the treatment of viral infections.

Under the terms of the agreement, Sunesis will receive an upfront payment, annual license fees and payments based on the achievement of development milestones. In addition, Sunesis will receive royalty payments based on net sales for products resulting from the collaboration.  Merck receives an exclusive worldwide license to any products resulting from the collaboration.

This is the second collaboration between the two companies.  A previous collaboration to discover new small molecule medicines for Alzheimer’s disease was signed in February 2003.

“Sunesis is a valued partner to Merck, and we are pleased to be collaborating with them on a second program,” said Merv Turner, Ph.D., senior vice president of Worldwide Licensing and External Research at Merck.  “Viral infections are an important area of research for Merck, and we believe that Sunesis’ fragment-based drug discovery approach has the potential to play a key role in the discovery of potent and targeted anti-viral medicines.”

“Merck is dedicated to quality and innovation in medicine, and we are proud to be collaborating with them on another important therapeutic program,” said Daniel Swisher, CEO of Sunesis Pharmaceuticals.  “The continued satisfaction of our partners further validates the capacity of Sunesis’s drug discovery engine to consistently produce highly targeted small molecule medicines.”

Sunesis will apply the company’s proprietary Tetheringsm approach to identify fragments that bind with high affinity to antiviral targets.  Sunesis will leverage these fragments as the foundation for potential new drugs with the ability to address viral infections.

About Sunesis Pharmaceuticals

Sunesis is a biopharmaceutical company focused on discovering and developing superior small molecule medicines for oncology and inflammatory disease.  The company has established a rich pipeline using its proprietary fragment-based drug discovery engine, known as Tetheringsm, in-licensing a promising compound within its therapeutic areas of focus and forming partnerships for the development of certain Sunesis-discovered leads.  To date, Sunesis has established partnerships with Johnson & Johnson PRD, Merck & Co., Inc., Biogen Idec and Dainippon Pharmaceuticals. For further information, visit www.sunesis.com.

About Merck

Merck & Co., Inc. is a global research-driven pharmaceutical products company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures.

Merck Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements.  The forward-looking statements include statements regarding product development and product potential.  No forward-looking statement can be guaranteed, and actual results may differ materially from those projected.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.  Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the cautionary statements in Item 1 of our Form 10-K for the year ended Dec. 31, 2003, and in our periodic reports on Form 10-Q and Form 8-K (if any), which Merck incorporates by reference.

# # #

CONTACTS:

Merck & Co., Inc.	Sunesis Pharmaceuticals, Inc.

Mark Stejbach	Investors

Investor Relations	Eric Bjerkholt, CFO

908-423-5185	650-266-3717

Media	Media

Janet Skidmore	Karen L. Bergman or

Media Relations	Michelle Corral

908-423-3046	BCC Partners

650-575-1509 or 415-794-8662